Item 26 (c)(iii)

AMENDMENT NO. 13 TO
AMENDED AND RESTATED
PRINCIPAL UNDERWRITING AGREEMENT

Amendment dated December 21, 2009, to the Amended and Restated Principal Underwriting Agreement, dated as of May 1, 2002, by and between Transamerica Capital, Inc. (“TCI”) and Transamerica Life Insurance Company (“Transamerica”) (the “Agreement”).

WHEREAS, effective December 21, 2009, Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

NOW, THEREFORE, in consideration of the above premises and of the mutual promises contained herein and the mutual benefits to be derived herefrom, TCI and Transamerica (the “parties”), intending to be legally bound, hereby agree as follows:

1.	Agreement Remains Effective. Unless expressly modified by this Amendment, all terms and conditions contained in the Agreement shall remain in effect accordance with the terms of the Agreement.

2.
Entire Agreement and Modification.  This Amendment and the Agreement contain the entire understanding and agreement between the parties hereto and supersede all prior or contemporaneous agreements relative to the subject matter of the Agreement.  This Amendment and the Agreement may not be amended, modified, supplemented or changed, in any respect whatsoever, except by a written agreement duly executed by the parties and approved by the Iowa Insurance Commissioner.

IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Amendment on the dates indicated.

TRANSAMERICA CAPITAL, INC.	TRANSAMERICA LIFE INSURANCE COMPANY

By:           /s/Lonny J. Olejniczak                                                     By:           /s/ Darin D. Smith
          Lonny J. Olejniczak                                                                                          Darin D. Smith

Title:        Chief Executive Officer                                                                           Title:        Vice President

EXHIBIT A
Separate Accounts

1.           Separate Account VA A

2.           Separate Account VA B

3.           Separate Account VA C

4.           Separate Account VA D

5.           Separate Account VA E

6.           Separate Account VA F

7.           Separate Account VA I

8.           Separate Account VA J

9.           Separate Account VA K

10.         Separate Account VA L

11.          Separate Account VA P

12.         Retirement Builder Variable Annuity Account

13.          Separate Account VL A

14.          Separate Account VUL A

15.         Transamerica Corporate Separate Account Sixteen

16.          PFL Corporate Account One

17.          PFL Corporate Separate Account Three

18.          PFL Corporate Separate Account Four

19.          TA PPVUL 1

20.          Separate Account VA Q

21.          Separate Account VA R

22.          Separate Account VA S

23.         Separate Account VA W

24.          Separate Account VA X

25. Separate Account VA-1

26. Separate Account VA-6

27. Separate Account VA-7

28. Separate Account VA-8

                29. Separate Account VA Y

                30. Separate Account VA Z

31. Separate Account VA EE

                32. Separate Account VA-2L

                33. Separate Account VA-5

                34. Separate Account VUL-3

                35. Transamerica Occidental Separate Account Two

                36. Variable Life Account A

37. Life Investors Corporate Separate Account One

38. Separate Account Fund B

39. Separate Account Fund C

40. Separate Account VUL-6

41. Separate Account VL

42. Separate Account VUL-1

43. Separate Account VUL-2

44. Separate Account VUL-4

45. Separate Account VUL-5

                46. Transamerica Separate Account R3

47. PFL Corporate Separate Account Two